THE SECURITIES REPRESENTED HEREBY AND THE CAPITAL STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

# NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this "***Agreement***"), dated as of May 15, 2019, is entered into by and among [redacted] (each, a "***Seller***" and together, the "**Sellers**"), [redacted] a [redacted] (each, a "***Buyer***" and together the "**Buyers**"), Clinigence, LLC, a Georgia limited liability company (the "***Company***"), and Clinigence Holdings, Inc., a Delaware corporation ("***Clinigence Holdings***").

A. Sellers are the holders of one or more Convertible Promissory Notes issued by the Company to Sellers, as lenders, each of which is listed on Schedule 1 (collectively, the "***Notes***");

B. Sellers wish to sell all their rights, titles and interests in and to the Notes to Buyers for a purchase price equal to the outstanding principal amount of the Note, plus accrued but unpaid interest thereon;

C. Buyers wish to purchase such rights, titles and interests in the Notes;

D. Pursuant to that certain Contribution Agreement, dated as of March 1, 2019 (the "***Contribution Agreement***"), among Clinigence Holdings, the Company, QualMetrix, Inc., a Delaware corporation ("***QualMetrix***"), and certain other parties named therein, on March 22, 2019, (i) QualMetrix contributed substantially all of its assets and liabilities to Clinigence Holdings, (ii) all or substantially all of the members of the Company contributed their membership interests in the Company, and (iii) Clinigence Holdings issued shares of its common stock (the "***Shares***") to QualMetrix and such members (clauses (i), (ii) and (iii) and the other transactions set forth in and contemplated by the Contribution Agreement are collectively referred to the "***Transactions***");

E. The Transactions constituted an Organic Transaction under the Notes; and

F. Buyers wish to agree to convert the Notes, in accordance with their terms, into the Company's Series A Units, which will in turn be immediately contributed to Clinigence Holdings in consideration for Shares in accordance with the terms of the Contribution Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt of which and sufficiency of which are hereby acknowledged, the parties agree as follows:

**1. Sale of Note**

Sellers hereby, subject to the terms and conditions hereof, sell their interests in and rights to the Notes, free from all liens, encumbrances or other third party rights, to Buyers in consideration of the purchase price for the outstanding principal amount of the Notes and the accrued but unpaid interest thereon as of the date hereof, as set forth on Schedule 2 (the "***Purchase Amounts***"). Sellers shall deliver the Notes to Buyers with an executed allonge (in substantially the form attached hereto as Exhibit A) affixed thereto assigning the Notes to Buyers, and Buyers shall deliver to Sellers the Purchase Amounts in immediately available funds.

Clinigence Holdings has engaged [redacted] (the "**Placement Agent**"), a registered broker-dealer and a member of FINRA, to act as its primary placement agent for the sale of the Note. Clinigence Holdings shall pay the Placement Agent a cash fee equal to ten percent (10%) of the Purchase Price (the "**Placement Agent's Fee**").

Clinigence Holdings shall also contribute the amount specified on Schedule 2 towards the Purchase Amounts.

**2. Conversion of Note; Contribution**

2.1 Conversion. Buyers hereby exercise their Voluntary Conversion Right under the Notes, pursuant to which Buyers shall be issued the number of the Company's Series A Units as listed on Schedule 3.

2.2 Contribution. Immediately following Buyers' exercise of their Voluntary Conversion Right pursuant to Section 2.1, Buyers shall contribute the Series A Units received therefor to Clinigence Holdings and Clinigence Holdings shall issue to Buyers in consideration therefor the number of Shares listed on Schedule 3 (hereinafter referred to as the "**Securities**"). Buyers' exercise of their Voluntary Conversion Right pursuant to Section 2.1 shall be deemed to be Buyers' consent and agreement to contribute the Series A Units to Clinigence Holdings pursuant to this Section 2.2. In connection with Buyers' contribution of Series A Units to Clinigence Holdings pursuant to this Section 2.2, and as a condition to the effectiveness thereof, Buyers shall execute and deliver (i) a joinder to that certain Voting Agreement among Clinigence Holdings and its stockholders, a copy of which has been provided to Buyers, and, if applicable, a spousal consent thereto, (ii) a joinder to the Contribution Agreement and (iii) a Member Certificate (as defined in the Contribution Agreement).

**3. Representations and Warranties.**

3.1 Representations and Warranties of Sellers. Each Seller hereby represents, warrants and covenants to Buyers that:

(a) Seller is the sole beneficial owner, free from liens, encumbrances or other third-party rights, of the Note and neither the Seller nor any of its affiliates has pledged, encumbered, transferred, mortgaged, sold, promised, or hypothecated (directly or indirectly) the Note or any interest therein.

(b) Seller's Notes are not subject to any restrictions on transfer, right of first refusal, right of repurchase or any other restrictions, or if the Notes are subject to any such restrictions, that such restrictions have been or will be properly waived for purposes of the transactions contemplated hereby or the rights thereunder have lapsed following proper notice.

(c) Upon execution and delivery by the Seller, this Agreement will constitute a valid and binding obligation of the Seller enforceable in accordance with its terms.

(d) Seller has no material, non-public information about the Note or the Company that it has not made available to Buyers that would reasonably be expected to materially and adversely affect the value of Seller's Notes.

(e) Seller is of the age of majority and has sufficient capacity to execute, deliver and perform his or her obligations hereunder.

(f) Seller's execution, delivery, and performance of this Agreement have not resulted and will not result in a breach or violation of any provision of (i) any statute, law, writ, order, rule or regulation of any governmental authority applicable to Seller, (ii) any judgment, injunction, decree or determination of any governmental authority applicable to Seller or (iii) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Seller may be a party, by which Seller may be bound or to which any of the assets of Seller is subject.

(g) No notice to, registration with, consent or approval of or any other action by any relevant governmental authority or other entity is, or will be required for Seller to execute, deliver, and perform its obligations under this Agreement.

(h) Seller has not either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of its Notes.

3.2 Representations and Warranties of Clinigence Holdings. Clinigence Holdings hereby represents, warrants and covenants to Buyers that:

(a) *Organization, Good Standing and Qualification.* Clinigence Holdings is a corporation duly organized, validly existing and in good standing under the laws of

the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

(b) *Authorization.* All corporate action on the part of Clinigence Holdings, the Company, their officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of Clinigence Holdings and the Company hereunder and the sale of this Note has been taken (except that Buyer acknowledges additional action will be required on part of Clinigence Holdings and its stockholders to authorize the stock into which this Note may be convertible). This Note shall constitute a valid and binding obligation of Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors generally. The execution and delivery of this Note, and the performance of the transactions contemplated thereby, will not conflict with or violate any agreement or instrument by which Company is bound.

(c) *Capitalization.* The capitalization of Clinigence Holdings (including all options, warrants, convertible securities and other equity instruments) as of May 1, 2019 is set forth on Appendix A attached hereto. Clinigence Holdings is the full owner of the Company as of the same date.

(d) *Operating Company.* Clinigence Holdings is an "operating company" within the meaning of Section 22062(b)(2) of the California Financial Code. Company (i) primarily engages, wholly or substantially, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale, or the research or development, of a product or service other than the investment of capital, (ii) is not an individual or sole proprietorship, and (iii) is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

3.3 Representations and Warranties of Buyers. Each Buyer hereby represents and rants to Sellers, the Company and Clinigence Holdings that:

(a) Upon execution and delivery by Buyer, this Agreement will constitute a valid and binding obligation of Buyer enforceable in accordance with its terms.

(b) Buyer has had the opportunity to conduct diligence on the Notes, the Company and Clinigence Holdings and has acquired sufficient information to reach an informed and knowledgeable decision to acquire the Notes. In particular, Buyer has been provided with a complete and accurate copy of the Contribution Agreement and all exhibits and schedules thereto and has had an opportunity to discuss the Transactions with management of the Company and Clinigence Holdings. Buyer is aware of the risk and uncertainties in investing in the Notes and the Shares and acknowledges that Buyer may lose its entire investment in the Notes and the Shares.

(c) Buyer has not pledged, encumbered, transferred, mortgaged, sold, promised, or hypothecated (directly or indirectly), the Notes or any interest therein.

(d) Buyer is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "***Securities Act***").

(e) Buyer's execution, delivery, and performance of this Agreement have not resulted and will not result in a breach or violation of any provision of (i) any statute, law, writ, order, rule or regulation of any governmental authority applicable to Buyer, (ii) any judgment, injunction, decree or determination of any governmental authority applicable to Buyer or (iii) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Buyer may be a party, by which Buyer may be bound or to which any of the assets of Buyer is subject.

(f) No notice to, registration with, consent or approval of or any other action by any relevant governmental authority or other entity is, or will required for Buyer to execute, deliver, and perform its obligations under this Agreement.

(g) Buyer acknowledges and understands that the Note and any shares to which it may be converted constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon Regulation D promulgated thereunder, which exemption depends upon among other things, the bona fide nature of Buyer's investment intent as expressed herein. Buyer further understands such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

(h) Buyer has not either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Note.

(i) *Purchase Entirely for Own Account*. The Securities are acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. Buyer has not been formed for the specific purpose of acquiring the Securities.

(j) *Knowledge*. Buyer is aware of Company's business affairs and financial condition and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Securities.

(k) *Investment Experience*. Buyer has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Clinigence Holdings and acknowledges that Buyer can protect its own interests. Buyer has such knowledge and experience in financial and business matters so that Buyer is capable of evaluating the merits and risks of its investment in Clinigence Holdings.

(l) *Speculative Nature of Investment*. Buyer understands and acknowledges that Clinigence Holdings has a limited financial and operating history and that an investment in Clinigence Holdings is highly speculative and involves substantial

risks. Buyer can bear the economic risk of the investment and is able, without impairing Buyer's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the investment.

(m) *Restricted Securities.* Buyer understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations as expressed herein. Buyer understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Buyer must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Buyer acknowledges that Clinigence Holdings has no obligation to register or qualify the Securities for resale. Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Clinigence Holdings which are outside of Buyer's control, and which Clinigence Holdings is under no obligation and may not be able to satisfy.

(n) *No Public Market.* Buyer understands that no public market now exists for any of the securities issued by Clinigence Holdings, that Clinigence Holdings has made no assurances that a public market will ever exist for the Securities.

(o) *Legends.* Buyer understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF COMPANY."

(iii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(p) *Rule 506(d) of Regulation D; No Bad Actors.* Buyer represents that (i) it has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any

proceeding or event that could result in a Disqualifying Event that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of Clinigence Holdings' use of the Rule 506 exemption; and (ii) its purchase of the Securities will not subject Clinigence Holdings to any Disqualifying Event.

**4. Tax Consequences.**

Each party has reviewed with such party's own tax advisors the tax consequences of the transactions described in this Agreement. Each party relies solely on such advisors and not on any statements or representations of the Company, the other party or any of the Company's or the other party's advisers, consultants, or attorneys regarding such tax consequences. Each party understands that such party, and not the Company nor the other party or their respective advisers or attorneys, shall be responsible for such party's own tax liability that may arise as a result of the transactions described in this Agreement.

**5. General Provisions.**

This Agreement shall be governed by the laws of the State of Delaware as applied to agreements between parties entered into and to be performed entirely in Delaware. This Agreement represents the entire agreement between the parties with respect to transaction contemplated hereby. This Agreement may only be modified or amended in writing signed by the parties. This Agreement may be executed in counterparts.

**6. Covenants.**

6.1 Clinigence Holdings hereby covenants to the Buyers as follows:

(a) *Information Rights.* During such time as the Securities are outstanding, Clinigence Holdings shall deliver to Buyers as soon as practicable, but in any event within 90 days after the end of each fiscal year of Clinigence Holdings, a yearly narrative business report describing Clinigence Holdings' progress during the fiscal year in relation to Clinigence Holdings' plan.

(b) *Employee* Agreements. Clinigence Holdings will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by Clinigence Holdings or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, nonsolicitation and proprietary rights assignment agreement, substantially in the form approved by the board of directors of Clinigence Holdings.

(c) *Authorization and Issuance of Capital Stock.* Clinigence Holdings shall take all such action as is necessary or desirable to create and authorize sufficient shares of its capital stock to enable the delivery of the Securities. Clinigence Holdings shall cause the Securities to be duly authorized, validly issued, fully paid and non-assessable, and to be issued, sold and delivered in full compliance with all applicable federal and state securities laws.

6.2 Termination of Covenants. The covenants set forth in Section 6 shall terminate and be of no further force or effect (i) upon the consummation of Clinigence Holdings' initial public offering, (ii) at such time as Clinigence Holdings becomes subject to the reporting provisions of the Securities Exchange Act of 1934, as amended, (iii) at such time as the principal amount and all accrued interest under the Notes converts into the Securities under the provisions of Sections 2.1 - 2.2, or (iv) at such time as the principal amount and all accrued interest under the Note is repaid to the Buyer.

7. **Usury.** The parties intend that this Note shall be exempt from usury limitations under California law pursuant to Section 25118 of the California Corporations Code.

8. **Severability.**

The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

9. **Interpretation.**

The headings used in this Agreement are for convenience only and will not affect in any way the meaning or interpretation of this Agreement. In the event of any claimed conflict, omission or ambiguity in this Note, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party. This Agreement will be interpreted equally as to all parties and not against the party that drafted it. Whenever the context requires, the gender of all words will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

10. **Attorneys' Fees and Costs.**

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

11. **Entire Agreement.**

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings (including any 'term sheets' or similar documents). In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

**12. Counterparts.**

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by fax or email shall be equally as effective as delivery of an executed hard copy of the same. Electronic signature will be accepted.

**13. Assignments.**

This Agreement may not be assigned or transferred by Buyer without the prior written consent of Clinigence Holdings, or by Clinigence Holdings without the prior written consent of Buyer. Notwithstanding the foregoing, subject to compliance with applicable securities laws, this Agreement may be transferred (i) in the case of a Buyer that is an entity, to a transfer by such entity to its stockholders, members, partners or other equity holders; and (ii) in the case of a Buyer that is a natural person, to a transfer by such natural person to such Buyer's family members (which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, a life partner, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships), or to any custodian or trustee of any trust, partnership, limited liability company or other entity for the benefit of, or the ownership interests of which are owned wholly by Buyer or any such family member. Subject to the foregoing, this Agreement and the rights and obligations of each of the parties hereunder, shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

**14. Notices.**

Any and all notices, requests, demands, or other communications provided for hereunder, shall be given in writing by personal service, by registered or certified mail, postage prepaid, overnight delivery service, delivery charges prepaid, or by email, facsimile or other electronic means addressed to the intended recipients at the addresses set forth on the signature pages attached hereto or at such other addresses as the intended recipients may have designated in written notices to the other parties hereto. A notice shall be deemed to have been received when personally served or delivered or five (5) days after being mailed, or one (1) day after being sent by overnight delivery service or by email, facsimile or other electronic means.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

**SELLERS**

________________________________________
Name: [redacted]

[redacted]
________________________________________
Name: [redacted]

________________________________________
Name: [redacted]

[redacted]

________________________________________
Name: [redacted]

________________________________________
Name: [redacted]

**BUYERS**

________________________________________
Name: [redacted]

________________________________________
Name: [redacted]

[redacted]

________________________________________
Name: ___________________________________
Title: ____________________________________

[redacted]

___________________________________
Name: ______________________________
Title: _______________________________

**CLINIGENCE HOLDINGS**

Clinigence Holdings, Inc.

By: Warren Hosseinion (May 16, 2019)
Warren Hosseinion
Chairman of the Board

**CLINIGENCE LLC**

Clinigence, LLC

By: _______________________________
Jacob Margolin
Chief Executive Officer

**Schedule 1**

Notes

| Seller | Date of Issue | Principal Amount |
| --- | --- | --- |
| [redacted] | 4/24/2018 | $33,333.33 |
| [redacted] | 8/13/2018 | $100,000.00 |
| [redacted] | 3/15/2018 | $100,000.00 |
| [redacted] | 4/24/2018 | $33,333.33 |
| [redacted] | 8/22/2018 | $100,000.00 |

**Schedule 2**

Purchase Amounts

The Notes will be sold by Sellers for the Purchase Amounts listed below:

| Seller | Date of Issue | Purchase Amount |
|---|---|---|
| [redacted] | [redacted]/2018 | $37,566.66 |
| [redacted] | 8/13/2018 | $109,066.67 |
| [redacted] | 3/15/2018 | $114,000.00 |
| [redacted] | 4/24/2018 | $37,566.66 |
| [redacted] | 8/22/2018 | $108,766.67 |
| **TOTAL** | | **$406,966.66** |

The above Total Amount will be divided among the Buyers as follows:

| Buyer | Purchase Amount |
|---|---|
| [redacted] | $250,000 |
| [redacted] | $24,500 |
| [redacted] | $100,000 |
| [redacted] | $25,500 |
| **TOTAL** | **$400,000.00** |

Clinigence Holdings will pay $6,966.66 towards the Total Purchase Amount.

[redacted]

| [redacted] | [redacted] | [redacted] | [redacted] | [redacted] |
|---|---|---|---|---|
| [redacted] | [redacted] | [redacted]<br>[redacted] | [redacted] | [redacted] |
| [redacted] | [redacted] | [redacted] | [redacted] | [redacted] |
| [redacted] | [redacted] | [redacted] | [redacted] | [redacted] |
| [redacted] | [redacted] | [redacted] | [redacted] | [redacted] |

**Schedule 3**

Series A Units; Securities

Buyers will receive the number of Series A Units and convert them to the number of Clinigence Holdings shares as listed below:

| **Buyer** | **Series A Units** | **Clinigence Holdings Shares** |
|---|---:|---:|
| [redacted] | 801,239 | 399,199 |
| [redacted] | 78,521 | 39,121 |
| [redacted] | 320,496 | 159,680 |
| [redacted] | 81,726 | 40,718 |
| **TOTAL** | **1,173,580** | **638,718** |